EXHIBIT 99.1
TIMCO AVIATION SERVICES SELECTS PITTSBURGH
AS SITE FOR CFM56 ENGINE CENTER
GREENSBORO, N.C. (November 14, 2005) — TIMCO Aviation Services, Inc. (OTCBB:TMAS) today announced that it has selected Pittsburgh, PA, as the site for its new CFM56 engine center that will eventually employ approximately 200 people. The 75,000 square-foot center, scheduled to commence operations in early 2006, will offer off-wing maintenance, repair and overhaul services on CFM56-3 series engines, as well as on-wing support services for all CFM56 series engines.
The CFM56 engine powers more than 5,800 aircraft worldwide (2,380 of which are used by airlines flying in North America), constituting about 31.7% of the current commercial airline fleet, including the Boeing 737, the Airbus A319, A320, A321 and A340, and the re-engined DC-8 and KC135.
TIMCO Chairman and Chief Executive Officer Roy T. Rimmer, Jr. stated, “With the maturing of CFM56 engines being used in North America, our new engine center in Pittsburgh will be well positioned to take advantage of the growing demand for the overhaul and repair of this popular engine. The center will initially offer teardown and inspection work on CFM56 engines, with full shop capabilities for CFM56-3 series engines expected to be in operation by mid-2006. Over the next two years, TIMCO will expand the center’s capabilities to include all CFM56 series engines.”
Mr. Rimmer continued: “The facility at Pittsburgh International Airport offers several advantages, including on-wing ramp access, close proximity to major roadways, and a pre-built, ready-to-launch 120,000-pound engine test cell for conducting performance and recertification tests.
TIMCO President and Chief Operating Officer Gil West stated, “For the past 10 years, our engine center in Oscoda, MI, has been a leader in providing on-wing support and maintenance, repair and overhaul services for JT8D engines, as well as on-wing support for CFM56 through a partnering arrangement. Our Oscoda facility will continue to perform MRO services on JT8D engines and we believe that supplementing those capabilities with full CFM56 repair and overhaul capability is a logical next step in the expansion of our engine operations.”
TIMCO Aviation Services, Inc. is among the world’s largest providers of aviation maintenance, repair and overhaul (MRO) services for major commercial airlines, regional air carriers, aircraft leasing companies, government and military units and air cargo carriers. The Company currently operates four MRO businesses: Triad International Maintenance Corporation (known as TIMCO), which, with its four active locations (Greensboro, NC; Macon, GA; Lake City, FL and Goodyear, AZ), is one of the largest independent providers of heavy aircraft maintenance services in the world and also provides aircraft storage and line maintenance services; Brice Manufacturing, which specializes in the manufacture and sale of new aircraft seats and aftermarket parts and in the refurbishment of aircraft interior components; TIMCO Engineered Systems, which provides engineering services both to our MRO operations and our customers; and TIMCO Engine Center, which refurbishes JT8D engines and performs on-wing repairs for both JT8D and CFM56 series engines. Visit TIMCO online at www.timco.aero.
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This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. A number of factors, including those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, could adversely affect the Company’s ability to obtain these results. Copies of the Company’s filings with the U.S. Securities and Exchange Commission are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
FOR FURTHER INFORMATION:
Roy T. Rimmer, Jr, Chairman and Chief Executive Officer
Gil West, President and Chief Operating Officer
Jack Arehart, Senior Vice President, Business Development
James H. Tate, Executive Vice President, Chief Administrative Officer
     and Chief Financial Officer
336-668-4410

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